FB Financial Corporation Reports Third Quarter 2021 Results
Reports Q3 diluted EPS of $0.94, ROAA of 1.51%

NASHVILLE, TENNESSEE— October 18, 2021-- FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $45.3 million, or $0.94 per diluted common share, compared to a net loss of $0.14 per diluted common share in the same quarter last year and net income of $0.90 in the previous quarter. Adjusted net income was $42.7 million, or $0.89 per diluted common share, compared to $1.43 per diluted common share in the same quarter last year and $0.88 in the previous quarter. The Company's return on average assets for the third quarter was 1.51% (1.42% adjusted) and return on tangible common equity was 15.9% (15.0% adjusted). The Company recorded growth in loans held for investment ("HFI") of $95.7 million in the third quarter, or 5.28% annualized. Excluding Paycheck Protection Program ("PPP") loans, the Company recorded HFI loan growth of $143.7 million, or 7.98% annualized.
For the nine months ended September 30, 2021, the Company reported net income of $141.5 million, or $2.95 per diluted common share, compared to $18.0 million, or $0.52 per diluted common share, for the same period in 2020. Adjusting for non-operating items, EPS was $2.89 and $2.51 for the nine months ended September 30, 2021 and 2020, respectively. The Company’s book value per common share at quarter-end was $29.36 and the tangible book value ("TBV") per common share was $23.90.
President and Chief Executive Officer, Christopher T. Holmes stated, “During the quarter the team delivered loan growth, increased net interest income, and realized strong mortgage results. We also added value for our shareholders by increasing our tangible book value per share at an annualized rate of 13.4% through the first three quarters of the year.”
Performance Summary

	2021		2020	Annualized
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	Third Quarter	3Q21 / 2Q21 % Change	3Q21 / 3Q20 % Change
Balance Sheet Highlights
Investment securities	$1,577,337	$1,409,175	$1,164,910	47.3%	35.4%
Mortgage loans held for sale, at fair value	755,210	697,407	610,695	32.9%	23.7%
Commercial loans held for sale, at fair value	100,496	124,122	241,256	(75.5)%	(58.3)%
Loans held for investment (HFI)	7,294,674	7,198,954	7,213,538	5.28%	1.12%
Adjusted loans held for investment*	7,285,259	7,141,548	6,902,819	7.98%	5.54%
Allowance for credit losses	139,446	144,663	183,973	(14.3)%	(24.2)%
Total assets	11,810,290	11,918,367	11,010,438	(3.60)%	7.26%
Customer deposits	10,043,901	10,163,056	9,001,673	(4.65)%	11.6%
Brokered and internet time deposits	28,017	40,900	92,074	(125.0)%	(69.6)%
Total deposits	10,071,918	10,203,956	9,093,747	(5.13)%	10.8%
Borrowings	172,710	183,962	438,838	(24.27)%	(60.6)%
Total common shareholders' equity	1,400,913	1,371,721	1,244,998	8.44%	12.5%
Book value per share	$29.36	$28.96	$26.38	5.48%	11.3%
Total common shareholders' equity to total assets	11.9%	11.5%	11.3%
Tangible book value per common share*	$23.90	$23.43	$20.87	7.96%	14.5%
Tangible common equity to tangible assets*	9.87%	9.52%	9.16%
* Certain measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see “GAAP Reconciliation and Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in this Earnings Release and “Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated October 19, 2021.

-MORE-

FB Financial Corporation
Third Quarter 2021 Results

	2021		2020
(dollars in thousands, except share data)	Third Quarter	Second Quarter	Third Quarter
Results of operations
Net interest income	$88,476	$86,563	$68,828
NIM	3.20%	3.18%	3.28%
Provisions for credit losses	$(2,531)	$(13,839)	$55,401
Net charge-off ratio	0.13%	0.02%	(0.01)%
Noninterest income	$59,006	$49,300	$97,026
Mortgage banking income	$45,384	$35,499	$84,686
Total revenue	$147,482	$135,863	$165,854
Noninterest expense	$95,007	$92,960	$118,092
Merger and offering expenses	$—	$605	$20,730
Efficiency ratio	64.4%	68.4%	71.2%
Core efficiency ratio*	64.7%	68.9%	57.4%
Adjusted pre-tax, pre-provision earnings*	$51,240	$41,357	$70,444
Total adjusted mortgage banking pre-tax net contribution*	$8,853	$542	$39,496
Net income applicable to FB Financial Corporation(1)	$45,290	$43,294	$(5,599)
Diluted earnings per common share	$0.94	$0.90	$(0.14)
Effective tax rate	17.7%	23.7%	26.7%
Adjusted earnings*	$42,699	$42,317	$58,096
Adjusted diluted earnings per share*	$0.89	$0.88	$1.43
Weighted average number of shares outstanding - fully diluted	48,007,147	47,993,773	40,637,745
Actual shares outstanding - period end	47,707,634	47,360,950	47,191,677
Returns on average:
Assets ("ROAA")	1.51%	1.46%	(0.24)%
Equity ("ROAE")	12.9%	13.0%	(2.13)%
Tangible common equity ("ROATCE")*	15.9%	16.1%	(2.72)%
* Certain measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see “GAAP Reconciliation and Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in this Earnings Release and “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated October 19, 2021.

(1) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second quarter of 2021.
Balance Sheet and Net Interest Margin
The Company reported loan balances (HFI) of $7.29 billion, an increase of $95.7 million, or 5.28% annualized, from June 30, 2021. Excluding PPP loans, adjusted loans (HFI) increased $143.7 million, or 7.98% annualized, on a linked quarter basis. The contractual yield on loans decreased to 4.23% in the third quarter of 2021 from 4.31% in the second quarter of 2021.
The Company's net interest income on a tax-equivalent basis for the third quarter of 2021 was $89.2 million, an increase from $87.3 million in the previous quarter, or 8.67% annualized. The Company's net interest margin (“NIM”) was 3.20% for the third quarter, compared to 3.18% for the second quarter of 2021. The NIM for the third quarter of 2021 was impacted by a 4 basis point decline in the yield on interest-earning assets, offset by a 7 basis point decline in the cost of interest-bearing liabilities on a linked quarter basis. During the quarter, on balance sheet liquidity decreased to $1.75 billion, or 15.1% of tangible assets, from $2.13 billion, or 18.3% of tangible assets as of June 30, 2021. As of September 30, 2021, our PPP loan balance is down to $9.4 million from $57.4 million at June 30, 2021.
During the third quarter of 2021, total deposits decreased by $132.0 million to $10.07 billion on a linked quarter basis, primarily related to seasonal outflows of public funds. Noninterest bearing deposits increased by $124.6 million, or 19.9% annualized, during the third quarter. Excluding mortgage-escrow related deposits, noninterest bearing deposits increased by $100.1 million during the third quarter, or 17.1% annualized. The Company's total cost of deposits declined by 5 basis points to 0.26% and the cost of interest-bearing deposits decreased to 0.34% from 0.41% in the previous quarter.
-MORE-

FB Financial Corporation
Third Quarter 2021 Results

Noninterest Income Outperforms Expectations
Noninterest income was $59.0 million for the third quarter of 2021, compared to $49.3 million for the second quarter of 2021 and $97.0 million for the third quarter of 2020. Mortgage banking income was $45.4 million for the third quarter of 2021, compared to $35.5 million for the second quarter of 2021 and $84.7 million for the third quarter of 2020.
Noninterest income in the Banking segment was impacted by the cancellation of a customer interest rate swap agreement as a troubled loan was resolved, resulting in a $1.5 million loss. This was offset by a $2.0 million gain on the disposition of other real estate owned and a $0.7 million gain from fair value changes on the commercial loans held for sale portfolio during the third quarter. The $0.7 million gain on the commercial loans held for sale portfolio compares to a gain of $1.4 million in the second quarter of 2021.
The Company's total mortgage banking pre-tax direct contribution for the third quarter of 2021 was $8.9 million, compared to $0.5 million for the second quarter of 2021 and $39.2 million for the third quarter of 2020. Interest rate lock commitment volume totaled $2.01 billion in the third quarter of 2021 compared to $1.77 billion in the second quarter of 2021 and $2.42 billion in the third quarter of 2020.
Chief Financial Officer, Michael Mettee noted, “The mortgage business benefited from stability in rates and margins and also from capacity normalization within the industry during the third quarter, ultimately leading to a stronger than expected contribution.”
Expense Management
Noninterest expenses were $95.0 million for the third quarter of 2021, compared to $93.0 million for the second quarter of 2021 and $118.1 million for the third quarter of 2020. Core noninterest expense was $95.0 million for the third quarter of 2021, $93.1 million for the second quarter of 2021, and $95.1 million for the third quarter of 2020.
During the third quarter of 2021, the Company's core efficiency ratio was 64.7%, compared to 68.9% in the second quarter of 2021 and 57.4% for the third quarter of 2020. The Banking segment efficiency ratio was 57.9% versus the previous quarter of 58.6% while the Mortgage segment efficiency ratio decreased to 80.0% for the third quarter of 2021 from 97.9% in the previous quarter.
Also, during the quarter, income tax expense was reduced by two notable items. The first item resulted in a $2.1 million income tax benefit from the vesting of stock compensation granted to employees at the Company's IPO in 2016.The second item resulted in a $1.7 million tax benefit related to a change in the value of a net operating loss tax asset that was acquired with the Franklin Financial Network, Inc. transaction. These tax benefits reduced the Company's effective tax rate to 17.7% in the third quarter of 2021 from 23.7% in the previous quarter.

Mettee noted, “For the quarter the Company saw slightly elevated expenses in the Banking segment due to increased payroll taxes of $0.5 million associated with the vesting of restricted stock units, which were originally granted to full-time employees in connection with our IPO. The Company did see improvement in our efficiency ratio, mainly driven by improvement in mortgage revenue.”
Credit Quality
The Company recorded a total net reversal in provisions for credit losses of $2.5 million in the third quarter of 2021, including a provision for credit losses on unfunded commitments of $0.3 million. The Company continues to maintain a strong balance sheet with an ACL of $139.4 million as of September 30, 2021, representing 1.91% of loans HFI. This compares to an ACL percentage of 2.01% of loans HFI, or 2.03% when adjusted to exclude PPP loans as of the prior quarter-end.
The Company's net charge-offs to average loans was 0.13% for the third quarter of 2021 compared to net charge-offs to average loans of 0.02% in the second quarter of 2021. During the quarter, the Company exited a relationship recording a charge-off of $2.1 million, which was 81% of the total net charge offs for the quarter of $2.6 million. The Company's nonperforming assets decreased to 0.50% of total assets as of September 30, 2021, compared to 0.66% at June 30, 2021. Nonperforming loans were 0.59% of loans HFI at September 30, 2021, compared to 0.83% at June 30, 2021. Both of these declines were largely influenced by the same loan relationship. Deferrals resulting from the COVID-19 pandemic decreased to $18.0 million, or 0.25% of loans HFI, as of September 30, 2021, compared to the aggregate balance deferred during the crisis of $1.64 billion.
Holmes commented, “Our local economies continue to prosper. Assuming the overhang of the Delta variant continues to fade, I would expect to see future releases from our ACL in the coming quarters, if these positive economic trends continue.”
Summary
Holmes summarized, "The Company has continued to deliver strong results and capitalize on the economic strength of our markets. As we finish out 2021 and look ahead into 2022, we remain excited about the opportunities that lie ahead."
-MORE-

FB Financial Corporation
Third Quarter 2021 Results

WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results at 8:00 a.m. CT on October 19, 2021, and the conference call will be broadcast live over the Internet at https://services.choruscall.com/mediaframe/webcast.html?webcastid=fdKAFzD9. An online replay will be available approximately an hour following the conclusion of the live broadcast.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a financial holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 81 full-service bank branches across Tennessee, Kentucky, Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $11.8 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Robert Hoehn
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	rhoehn@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on October 18, 2021.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of the Supplemental Financial Information, which is available in connection with this Earnings Release. A detailed discussion of our historical business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020. Further discussion on the revisions to segment reporting made in the first quarter of 2021 is included in the Company's Form 10-Q filed with the SEC for the period ended June 30, 2021, and investors are encouraged to review that discussion in conjunction with this Earnings Release.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the ongoing impact of the COVID-19 global pandemic and new virus variants on our business operations and the Company’s future plans, results, strategies, and expectations, including potential releases from the Company’s ACL. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “project,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) the ongoing effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and the emergence of new variants, and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, (3) ongoing public response to the vaccines that were developed against the virus as well as the decisions of governmental agencies with respect to vaccines, including recommendations related to booster shots and requirements that seek to mandate
-MORE-

FB Financial Corporation
Third Quarter 2021 Results

that individuals receive or employers require that their employees receive the vaccine, (4) those vaccines' efficacy against the virus, including new variants, (5) changes in government interest rate policies and its impact on our business, net interest margin, and mortgage operations, (6) our ability to effectively manage problem credits, (7) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions, (8) difficulties and delays in integrating acquired businesses or fully realizing costs savings, revenue synergies and other benefits from future and prior acquisitions, (9) the Company’s ability to successfully execute its various business strategies, (10) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (11) the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR, (12) the effectiveness of our cybersecurity controls and procedures to prevent and mitigate attempted intrusions, (13) the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, and (14) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in any of the Company’s subsequent filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Earnings Release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the company.
The Company qualifies all forward-looking statements by these cautionary statements.
GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted earnings, adjusted diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average tangible common equity, adjusted pre-tax pre-provision return on average tangible common equity, adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company also includes an adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses to loans held for investment, which all exclude the impact of PPP loans. The Company refers to these non-GAAP measures as adjusted measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.
The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated October 19, 2021, for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.
-MORE-

FB Financial Corporation
Third Quarter 2021 Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2021		2020
	Third Quarter	Second Quarter	Third Quarter
Statement of Income Data
Total interest income	$96,665	$96,329	$81,127
Total interest expense	8,189	9,766	12,299
Net interest income	88,476	86,563	68,828
Total noninterest income	59,006	49,300	97,026
Total noninterest expense	95,007	92,960	118,092
Earnings before income taxes and provisions for credit losses	52,475	42,903	47,762
Provisions for credit losses	(2,531)	(13,839)	55,401
Income tax expense (benefit)	9,716	13,440	(2,040)
Net income applicable to noncontrolling interest	—	8	—
Net income (loss) applicable to FB Financial Corporation(c)	$45,290	$43,294	$(5,599)
Net interest income (tax-equivalent basis)	$89,230	$87,321	$69,625
Adjusted net income*	$42,699	$42,317	$58,096
Adjusted pre-tax, pre-provision earnings*	$51,240	$41,357	$70,444
Per Common Share
Diluted net income	$0.94	$0.90	$(0.14)
Adjusted diluted net income*	0.89	0.88	1.43
Book value	29.36	28.96	26.38
Tangible book value*	23.90	23.43	20.87
Weighted average number of shares outstanding - fully diluted	48,007,147	47,993,773	40,637,745
Period-end number of shares	47,707,634	47,360,950	47,191,677
Selected Balance Sheet Data
Cash and cash equivalents	$1,324,564	$1,717,097	$1,062,391
Loans held for investment (HFI)	7,294,674	7,198,954	7,213,538
Allowance for credit losses(a)	(139,446)	(144,663)	(183,973)
Mortgage loans held for sale, at fair value	755,210	697,407	610,695
Commercial loans held for sale, at fair value	100,496	124,122	241,256
Investment securities, at fair value	1,577,337	1,409,175	1,164,910
Other real estate owned, net	10,015	11,986	12,748
Total assets	11,810,290	11,918,367	11,010,438
Customer deposits	10,043,901	10,163,056	9,001,673
Brokered and internet time deposits	28,017	40,900	92,074
Total deposits	10,071,918	10,203,956	9,093,747
Borrowings	172,710	183,962	438,838
Total common shareholders' equity	1,400,913	1,371,721	1,244,998
Selected Ratios
Return on average:
Assets	1.51%	1.46%	(0.24)%
Shareholders' equity	12.9%	13.0%	(2.13)%
Tangible common equity*	15.9%	16.1%	(2.72)%
Average shareholders' equity to average assets	11.7%	11.3%	11.4%
Net interest margin (NIM) (tax-equivalent basis)	3.20%	3.18%	3.28%
Efficiency ratio (GAAP)	64.4%	68.4%	71.2%
Core efficiency ratio (tax-equivalent basis)*	64.7%	68.9%	57.4%
Loans HFI to deposit ratio	72.4%	70.6%	79.3%
Total loans to deposit ratio	80.9%	78.6%	88.7%
Yield on interest-earning assets	3.49%	3.53%	3.86%
Cost of interest-bearing liabilities	0.42%	0.49%	0.83%
Cost of total deposits	0.26%	0.31%	0.56%
Credit Quality Ratios
Allowance for credit losses as a percentage of loans HFI(a)	1.91%	2.01%	2.55%
Adjusted allowance for credit losses as a percentage of loans HFI*(a)	1.91%	2.03%	2.66%
Net charge-offs (recoveries) as a percentage of average loans HFI	0.13%	0.02%	(0.01)%
Nonperforming loans HFI as a percentage of total loans HFI	0.59%	0.83%	0.61%
Nonperforming assets as a percentage of total assets	0.50%	0.66%	0.64%
Preliminary capital ratios (Consolidated)
Total common shareholders' equity to assets	11.9%	11.5%	11.3%
Tangible common equity to tangible assets*	9.87%	9.52%	9.16%
Tier 1 capital (to average assets)	10.4%	10.1%	11.8%
Tier 1 capital (to risk-weighted assets)(b)	12.7%	12.7%	12.1%
Total capital (to risk-weighted assets)(b)	14.6%	14.9%	15.3%
Common equity Tier 1 (to risk-weighted assets) (CET1)(b)	12.3%	12.4%	11.8%
(a) Excludes reserve for credit losses on unfunded commitments of $13.5 million, $13.2 million, and $6.5 million recorded in accrued expenses and other liabilities at September 30, 2021, June 30, 2021, and September 30, 2020, respectively.
(b) We calculate our risk-weighted assets using the standardized method of the Basel III Framework.
(c) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in second quarter of 2021.
*These measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see "GAAP Reconciliation and Use of non-GAAP Financial Measures" and the corresponding financial tables in this Earnings Release. Investors are encouraged to refer to the discussion and reconciliation of non-GAAP measures included in the Supplemental Financial Information and Earnings Release Presentation dated October 19, 2021.
-MORE-

FB Financial Corporation
Third Quarter 2021 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2021		2020
Adjusted earnings	Third Quarter	Second Quarter	Third Quarter
Income before income taxes	$55,006	$56,742	$(7,639)
Plus merger, conversion and offering expenses	—	605	20,730
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	63,251
Less other non-operating items(1)	1,235	2,151	(1,952)
Adjusted pre-tax earnings	53,771	55,196	78,294
Income tax expense, adjusted(2)	11,072	12,879	20,198
Adjusted earnings	$42,699	$42,317	$58,096
Weighted average common shares outstanding - fully diluted	48,007,147	47,993,773	40,637,745
Adjusted diluted earnings per share
Diluted earnings per common share	$0.94	$0.90	$(0.14)
Plus merger, conversion and offering expenses	—	0.01	0.51
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	—	1.56
Less other non-operating items	0.02	0.04	(0.05)
Less tax effect	0.03	(0.01)	0.55
Adjusted diluted earnings per share	$0.89	$0.88	$1.43
(1) 3Q21 includes a $740 gain from change in fair value of commercial loans held for sale acquired from Franklin, a $1,510 loss on swap, and a gain of $2,005 from sales other real estate owned; 2Q21 includes a $1,364 gain from change in fair value of commercial loans held for sale acquired from Franklin and a $787 gain from lease terminations; 3Q20 includes $2,305 FHLB prepayment penalty, $1,505 losses on other real estate owned, and $1,858 gain from change in fair value of commercial loans held for sale acquired from Franklin.

(2) 3Q21 includes a $1,678 tax benefit related to a change in the value of a net operating loss tax asset related to Franklin.

	Nine Months Ended September 30,		Full Year
Adjusted earnings	2021	2020	2020
Income before income taxes	$180,210	$23,514	$82,461
Plus merger, conversion and offering expenses	605	25,366	34,879
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	66,136	66,136
Less other non-operating items(1)	2,533	(1,952)	(4,400)
Adjusted pre-tax earnings	178,282	116,968	187,876
Income tax expense, adjusted(2)	39,762	29,490	45,944
Adjusted earnings	$138,520	$87,478	$141,932
Weighted average common shares outstanding - fully diluted	47,983,494	34,840,292	38,099,744
Adjusted diluted earnings per share
Diluted earnings per common share	$2.95	$0.52	$1.67
Plus merger, conversion and offering expenses	0.01	0.73	0.92
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	1.90	1.74
Less other non-operating items	0.05	(0.05)	(0.11)
Less tax effect	0.02	0.69	0.71
Adjusted diluted earnings per share	$2.89	$2.51	$3.73
(1) 3QYTD21 includes a $1,251 gain from change in fair value on commercial loans held for sale acquired from Franklin, a loss on swap cancellation of $1,510, a $2,005 gain on other real estate owned and a $787 gain from lease terminations; 3QYTD20 includes $2,305 FHLB prepayment penalty, $1,505 losses on other real estate owned, and $1,858 gain from change in fair value of commercial loans held for sale acquired from Franklin. 2020 includes $6,838 FHLB prepayment penalties, $1,505 losses on other real estate owned offset by $715 cash life insurance benefit and $3,228 gain from change in fair value on commercial loans held for sale acquired from Franklin.

(2) 3QYTD21 includes a $1,678 tax benefit related to a change in the value of a net operating loss tax asset related to Franklin.

-MORE-

FB Financial Corporation
Third Quarter 2021 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2021		2020
Adjusted pre-tax pre-provision earnings	Third Quarter	Second Quarter	Third Quarter
Income before income taxes	$55,006	$56,742	$(7,639)
Plus provisions for credit losses	(2,531)	(13,839)	55,401
Pre-tax pre-provision earnings	52,475	42,903	47,762
Plus merger, conversion and offering expenses	—	605	20,730
Less other non-operating items	1,235	2,151	(1,952)
Adjusted pre-tax pre-provision earnings	$51,240	$41,357	$70,444

	2021		2020
Core efficiency ratio (tax-equivalent basis)	Third Quarter	Second Quarter	Third Quarter
Total noninterest expense	$95,007	$92,960	$118,092
Less merger, conversion and offering expenses	—	605	20,730
Less gain on lease terminations	—	$(787)	—
Less FHLB prepayment penalties	—	$—	2,305
Core noninterest expense	$95,007	$93,142	$95,057
Net interest income (tax-equivalent basis)	$89,230	$87,321	$69,625
Total noninterest income	59,006	49,300	97,026
Less gain on change in fair value on commercial loans held for sale	740	1,364	1,858
Less loss on swap cancellation	(1,510)	—	—
Less gain (loss) on sales or write-downs of other real estate owned and other assets	2,182	(27)	(1,279)
Less gain from securities, net	51	144	583
Core noninterest income	57,543	47,819	95,864
Core revenue	$146,773	$135,140	$165,489
Efficiency ratio (GAAP)(a)	64.4%	68.4%	71.2%
Core efficiency ratio (tax-equivalent basis)	64.7%	68.9%	57.4%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue

-MORE-

FB Financial Corporation
Third Quarter 2021 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

During the first quarter of 2021, the Company re-evaluated its reportable business segments to align all retail mortgage activities with the Mortgage segment. Previously, the Company chose to assign retail mortgage activities within the Banking geographical footprint to the Banking segment. The results of mortgage retail footprint have been assigned to the Mortgage segment for all periods presented. As such, historical segment efficiency ratios have been recast for consistency with these changes.

	2021		2020
Banking segment core efficiency ratio (tax equivalent)	Third Quarter	Second Quarter	Third Quarter
Core noninterest expense	$95,007	$93,142	$95,057
Less Mortgage segment noninterest expense	36,230	34,766	45,227
Core Banking segment noninterest expense	$58,777	$58,376	$49,830
Core revenue	$146,773	$135,140	$165,489
Less Core Mortgage segment total revenue	45,284	35,509	84,723
Core Banking segment total revenue	$101,489	$99,631	$80,766
Banking segment core efficiency ratio (tax-equivalent basis)	57.9%	58.6%	61.7%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$36,230	$34,766	$45,557
Mortgage segment total revenue	45,083	35,308	84,723
Less loss on sales or write-downs of other real estate owned	(201)	(201)	—
Core Mortgage segment total revenue	$45,284	$35,509	$84,723
Mortgage segment core efficiency ratio (tax-equivalent basis)	80.0%	97.9%	53.4%

	2021		2020
Adjusted Mortgage contribution	Third Quarter	Second Quarter	Third Quarter
Total Mortgage pre-tax net contribution	$8,853	$542	$39,166
Pre-tax pre-provision earnings	52,475	42,903	47,762
% total Mortgage pre-tax pre-provision net contribution	16.87%	1.26%	82.0%
Adjusted pre-tax pre-provision earnings	$51,240	$41,357	$70,444
% total adjusted Mortgage pre-tax pre-provision net contribution	17.28%	1.31%	56.1%

	2021		2020
Tangible assets and equity	Third Quarter	Second Quarter	Third Quarter
Tangible assets
Total assets	$11,810,290	$11,918,367	$11,010,438
Less goodwill	242,561	242,561	236,086
Less intangibles, net	18,248	19,592	23,924
Tangible assets	$11,549,481	$11,656,214	$10,750,428
Tangible common equity
Total common shareholders' equity	$1,400,913	$1,371,721	$1,244,998
Less goodwill	242,561	242,561	236,086
Less intangibles, net	18,248	19,592	23,924
Tangible common equity	$1,140,104	$1,109,568	$984,988
Common shares outstanding	47,707,634	47,360,950	47,191,677
Book value per common share	$29.36	$28.96	$26.38
Tangible book value per common share	$23.90	$23.43	$20.87
Total common shareholders' equity to total assets	11.9%	11.5%	11.3%
Tangible common equity to tangible assets	9.87%	9.52%	9.16%

-MORE-

FB Financial Corporation
Third Quarter 2021 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2021		2020
Return on average tangible common equity	Third Quarter	Second Quarter	Third Quarter
Total average shareholders' equity	$1,389,201	$1,339,938	$1,044,913
Less average goodwill	242,561	242,561	205,473
Less average intangibles, net	18,950	20,253	20,973
Average tangible common equity	$1,127,690	$1,077,124	$818,467
Net income	$45,290	$43,294	$(5,599)
Return on average equity	12.9%	13.0%	(2.13)%
Return on average tangible common equity	15.9%	16.1%	(2.72)%
Adjusted net income	$42,699	$42,317	$58,096
Adjusted return on average tangible common equity	15.0%	15.8%	28.2%
Adjusted pre-tax pre-provision earnings	$51,240	$41,357	$70,444
Adjusted pre-tax pre-provision return on average tangible common equity	18.0%	15.4%	34.2%

	2021		2020
Adjusted return on average assets and equity	Third Quarter	Second Quarter	Third Quarter
Net income	$45,290	$43,294	$(5,599)
Average assets	11,915,062	11,900,450	9,179,288
Average equity	1,389,201	1,339,938	1,044,913
Return on average assets	1.51%	1.46%	(0.24)%
Return on average equity	12.9%	13.0%	(2.13)%
Adjusted net income	$42,699	$42,317	$58,096
Adjusted return on average assets	1.42%	1.43%	2.52%
Adjusted return on average equity	12.2%	12.7%	22.1%
Adjusted pre-tax pre-provision earnings	$51,240	$41,357	$70,444
Adjusted pre-tax pre-provision return on average assets	1.71%	1.39%	3.05%
Adjusted pre-tax pre-provision return on average equity	14.6%	12.4%	26.8%

	2021		2020
Adjusted allowance for credit losses to loans held for investment	Third Quarter	Second Quarter	Third Quarter
Allowance for credit losses	$139,446	$144,663	$183,973
Less allowance for credit losses attributed to PPP loans	2	9	49
Adjusted allowance for credit losses	$139,444	$144,654	$183,924
Loans held for investment	$7,294,674	$7,198,954	$7,213,538
Less PPP loans	9,415	57,406	310,719
Adjusted loans held for investment	$7,285,259	$7,141,548	$6,902,819
Allowance for credit losses to loans held for investment	1.91%	2.01%	2.55%
Adjusted allowance for credit losses to loans held for investment	1.91%	2.03%	2.66%
-END-